Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto), with respect to the common units representing limited partner interests in CrossAmerica Partners LP, a Delaware limited partnership, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 20, 2018.

ALIMENTATION COUCHE-TARD INC.

By:	/s/ Darrell Davis
Name:	Darrell Davis
Title:	Senior Vice-President Operations

CIRCLE K STORES INC.

By:	/s/ Darrell Davis
Name:	Darrell Davis
Title:	Senior Vice-President Operations

CST BRANDS, LLC

By:	/s/ Darrell Davis
Name:	Darrell Davis
Title:	President and Senior Vice-President Operations

CST USA INC.

By:	/s/ Darrell Davis
Name:	Darrell Davis
Title:	President and Senior Vice-President Operations

CST SERVICES LLC

By:	/s/ Darrell Davis
Name:	Darrell Davis
Title:	President and Senior Vice-President Operations